Exhibit 5.4

Burlington, Vermont	Plattsburgh, New York

June 12, 2013

Glacier Corporation

c/o Catalent Pharma Solutions, Inc.

14 Schoolhouse Road

Somerset, NJ 08873

Re:	Catalent Pharma Solutions, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel in the State of Vermont (the “State”) to Glacier Corporation, a Vermont Corporation (the “Vermont Guarantor”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by Catalent Pharma Solutions, Inc., a Delaware Corporation (the “Company”) and the Company’s subsidiaries guaranteeing the Exchange Notes (as defined herein)(the “Guarantors”), including the Vermont Guarantor, with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) relating to (i) the offering by the Company of up to $350,000,000 aggregate principal amount of the Company’s 7.875% Senior Notes due 2018 (the “Exchange Notes”) and (ii) the guarantees of the Company’s payment obligations under the Exchange Notes (each, a “Guarantee”) by the Guarantors. The Exchange Notes will be offered by the Company in exchange for a like principal amount of the Company’s outstanding 7.875% Senior Notes due 2018 (the “Outstanding Notes”).

This opinion letter is delivered to the Vermont Guarantor at its request in connection with the filing of the Registration Statement.

In connection with rendering the opinion below, we have examined and relied upon the following documents:

(a) the Indenture dated September 18, 2012 (the “Indenture”), by and among the Company, the Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”);

(b) the Purchase Agreement dated September 5, 2012 (the “Purchase Agreement”) among the parties listed as purchasers therein (the “Initial Purchasers”), the Company and the Guarantors;

(c) the Registration Rights Agreement dated September 18, 2012 (the “Registration Rights Agreement”) among the Company, the Initial Purchasers and the Guarantors;

DINSE /KNAPP /McANDREW	209 Battery Street PO Box 988 Burlington, Vermont 05402 802-864-5751 www.dinse.com

LAW OFFICES OF

DINSE, KNAPP & MCANDREW, P.C.

Glacier Corporation

June 12, 2013

(d) a copy of a certificate of good standing for the Vermont Guarantor issued by the Secretary of State of Vermont on June 11, 2013;

(e) the Action by Unanimous Written Consent of the Board of Directors of the Vermont Guarantor dated September 4, 2012;

(f) a copy of the Articles of Organization of the Vermont Guarantor certified by the Vermont Secretary of State on April 19, 2013; and

(g) the Bylaws of the Vermont Guarantor.

Together, all documents identified in (a) through (c) above may hereinafter be referred to as the “Guarantee Documents”.

In rendering this opinion we have assumed, without having made any independent investigation of the facts, except with respect to matters of State law on which we have opined below, the following:

(i)	the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies;

(ii)	to the extent that the obligations of the Vermont Guarantor may be dependent upon such matters, we have assumed for purposes of this opinion, other than with respect to the Vermont Guarantor, that each additional party to the agreements and contracts referred to herein is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation; that each such other party other than the Vermont Guarantor has the requisite corporate or other organizational power and authority to perform its obligations under such agreements and contracts, as applicable; and that such agreements and contracts have been duly authorized, executed and delivered by, and each of them constitutes the legally valid and binding obligation of, such other parties, other than the Vermont Guarantor, as applicable, enforceable against such other parties other than the Vermont Guarantor in accordance with their respective terms;

(iii)	that all material factual matters, including, without limitation, representations and warranties contained in the agreements and contracts referred to herein are true and correct as set forth therein;

(iv)	that each of the governmental records and indices referred to herein are complete, accurate, current, and properly indexed; and

LAW OFFICES OF

DINSE, KNAPP & MCANDREW, P.C.

Glacier Corporation

June 12, 2013

(v)	that the certificates examined and relied upon by us herein have been validly issued and that the factual information set forth in such certificates, and in the other instruments and documents examined by us is true, complete, and accurate in all respects.

We are qualified to practice law only in the State and we express no opinion as to the laws of any state or jurisdiction other than those of the State. This opinion is given as of the date hereof, and we disclaim any obligation to update this opinion letter for events occurring after the date of this opinion letter. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts after such time as the Registration Statement is declared effective.

Further, we express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors, nor do we express any opinion as to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity).

To the extent that our opinions relate to matters as to which government agencies have issued certificates, waivers, or other statements, or as to which we have examined government certificates or certificates from officers of the Vermont Guarantor, the opinions speak as of the date of such certificates and the effective date of such examinations.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	Based solely on the Certificate issued by the Vermont Secretary of State dated April , 2013 attached hereto as Exhibit A, the Vermont Guarantor is validly existing and in good standing as a corporation under the laws of the State.

2.	The Guarantee issued by the Vermont Guarantor has been duly authorized by all necessary corporate action of the Vermont Guarantor.

3.	The issuance of the Guarantee by the Vermont Guarantor will not violate the organizational documents of the Vermont Guarantor or the applicable laws of the State.

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

LAW OFFICES OF

DINSE, KNAPP & MCANDREW, P.C.

Glacier Corporation

June 12, 2013

A. We express no opinion regarding the Securities Act, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, the Investment Company Act of 1940, or any other federal or state securities laws or regulations.

B. We express no opinion herein as to the validity, binding effect or enforceability of any of the Guarantee Documents, and we understand that you have received other legal opinions from other counsel regarding such matters. We cannot and have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the information included in the Guarantee Documents and, except for the opinions contained herein and as specifically provided otherwise, we have not participated in the preparation of any material in connection with the filing by the Company and the Guarantors with the Commission of the Registration Statement with respect to the registration of the Exchange Notes or the Guarantees and assume no responsibility for the contents of any such material.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. We further consent to the reliance on this opinion by Simpson, Thacher, & Bartlett LLP for the purpose of delivering its opinion to be filed as Exhibit 5.1 to the Registration Statement, as to the enforceability of the Indenture and the Exchange Notes. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Dinse, Knapp & McAndrew, P.C.

DINSE, KNAPP & MCANDREW, P.C.